PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(3)
(TO PROSPECTUS, DATED JULY 23, 2001)                  Registration No. 333-64070



                             PLAYTEX PRODUCTS, INC.
                     Exchange Offer for $350,000,000 of its
                    9 3/8% Senior Subordinated Notes due 2011


                   ------------------------------------------


      This prospectus supplement amends the terms of the exchange offer contained in the prospectus, dated July 23, 2001. If the information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supercede the information in the prospectus. Defined terms used in this prospectus supplement and not otherwise defined shall have the meanings assigned to them in the prospectus.

      The expiration date of the exchange offer is extended to 5:00 p.m., New York City time, on August 30, 2001, unless further extended. All references to the expiration date of the exchange offer contained in the prospectus are hereby amended accordingly. All other terms of the exchange offer remain in effect as set forth in the prospectus.





                   -------------------------------------------

            The date of this prospectus supplement is August 21, 2001

                   -------------------------------------------